                                                                 EXHIBIT 10.9(c)

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is made as of __________, 2001 between PLAZACORP RETAIL PROPERTIES LTD. ("Landlord") and SPIEGEL GROUP TELESERVICES-CANADA, INC. ("Tenant").

                                   WITNESSETH

WHEREAS, by the Lease dated January 23, 2001, between the parties hereto (the "Lease"), Landlord demised and leased to Tenant and Tenant leased and took from Landlord for the Lease Term and upon the terms and conditions set forth therein certain Premises containing approximately 37,815 square feet situated in Lansdowne Place in Saint John, New Brunswick Canada, said Premises being more particularly designated in the lease; and

WHEREAS, the Lease was amended by a First Amendment To Lease dated June 18, 2001; and

WHEREAS, Landlord and Tenant desire to amend Section 1.16 of the Lease "Special Clauses"; and

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms and words of art in the Lease.

2.    Under "Special Clauses" - Parking Clause shall be amended as follows:

      Upper level parking field to be for exclusive use of the Tenant. Tenant may, at its sole discretion, subject to providing access to the Landlord for purpose of fulfilling Landlord's responsibilities herein, control access to the upper level parking field. Landlord shall guarantee Tenant's use of a minimum of 350 parking spaces. Said spaces shall be located both in the rear of the building and along the south side of the building which is closest to Tenant's proposed entrance. Site lighting shall be a minimum of 2.50 foot candles average in the parking lot. Landlord and Tenant approved plan showing the proposed configuration of Tenant's spaces as specified in Schedule "A" outlined in Blue.

3. Under "Special Clauses" - Antennae/Satellite Dish shall be amended as follows:

      Tenant shall have the right to install equipment or antenna for data and telecommunications on the roof at Tenant's expense. Tenant shall also have the right to install cameras, monitoring devices, and such other security equipment as it considers appropriate, both on the premises and outside the premises, as it considers appropriate, and as its expense.

4.    Under "Special Clauses" - Tenant Access shall be amended as follows:

      Tenant shall have access to the building and its respective parking areas seven (7) days per week, twenty-four (24) hours per day. Subject to the Landlord's rights of entry and Landlord's rights for purposes of fulfilling Landlord's responsibilities herein, Tenant shall have exclusive rights of ingress and egress to and from the Premises and appurtenant areas, including, but not limited to, the right to control access to exits and entrances to the Premises and access to and use of sidewalks appurtenant to those exits and entrances and sidewalks appurtenant to the upper level parking field.

5. This Second Amendment may not be changed orally, but only by an agreement in writing signed by the party whom enforcement of any waiver, change, modification or discharge is sought.

6. This Second Amendment shall be binding upon, and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

7. In the event of any conflict between the Lease and the terms of this Second Amendment, the terms of this Second Amendment to Lease shall prevail.

8. Except as modified by this Second Amendment, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed and approved.

9. The Second Amendment contains the entire understanding between the parties with respect to the matter contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Second Amendment except as are contained herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the day and year first written above.

LANDLORD:                                  TENANT:

PLAZACORP RETAIL PROPERTIES LTD.           SPIEGEL GROUP
                                           TELESERVICES-CANADA, INC.

By: ______________________________         By: _________________________________

Its:______________________________         Its: ________________________________

                              CONSENT BY GUARANTOR

      The undersigned as Guarantor under the Lease hereby consents to the foregoing Second Amendment of Lease.

GUARANTOR:

SPIEGEL, INC.

By: __________________________

Its: _________________________

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE is made as of __________, 2001 between PLAZACORP RETAIL PROPERTIES LTD. ("Landlord") and SPIEGEL GROUP
TELESERVICES-CANADA, INC. ("Tenant").

                                   WITNESSETH

      WHEREAS, by Lease dated January 23, 2001, between the parties hereto (the "Lease"), Landlord demised and leased to Tenant and Tenant leased and took from Landlord for the Lease Term and upon the terms and conditions set forth therein certain Premises containing approximately 37,815 square feet situated in Lansdowne Place in Saint John, New Brunswick Canada, said Premises being more particularly designated in the Lease; and

      WHEREAS, the parties hereto wish to confirm and memorialize the commencement and expiration dates of the ten (10) year Lease Term and certain other matters as set forth herein.

      NOW, THEREFORE, the parties hereto mutually agree as follows:

      1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms and words of art in the Lease.

      2. The Term of the Lease commenced upon the Rent Commencement Date which for all purposes under the Lease shall be deemed to be June 15, 2001. The first Lease Year shall be June 15, 2001 through June 30, 2002. The initial ten (10) year Lease Term shall expire at midnight on June 30, 2011, unless sooner terminated or extended as provided in the Lease.

      3. Due to the Primary Delivery Date of March 13, 2001, Minimum Rent, Additional Rent and all other charges payable by Tenant under the Lease shall be abated for the period June 15, 2001 through June 26, 2001.

      4. Tenant's first Option to Renew shall, if exercised, commence on July 1, 2011 and shall expire on June 30, 2016. Tenant shall give notice of Tenant's first Option to Renew no later than September 30, 2010. Minimum Rent payable during the first Option to Renew shall be at a Base Rental Rate of $13.50 p.s.f. per annum (payable in Canadian Funds). Tenant's second Option to Renew shall, if exercised commence on July 1, 2016 and shall expire on June 30, 2021. Tenant shall give notice of Tenant's second Option to Renew no later than September 30, 2015. Minimum Rent payable during the second Option to Renew shall be at a Base Rental Rate of $14.50 p.s.f. per annum (payable in Canadian Funds).

      5. In the event of any conflict between the Lease and the terms of this First Amendment, the terms of this First Amendment to Lease shall prevail.

      6. Except as modified by this First Amendment, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed and approved.

      7. This First Amendment contains the entire understanding between the parties with respect to the matter contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this First Amendment except as are contained herein.

      8. This First Amendment may not be changed orally, but only by an agreement in writing signed by the party whom enforcement of any waiver, change, modification or discharge is sought.

      9. This First Amendment shall be binding upon, and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year first above written.

LANDLORD:                                  TENANT:

PLAZACORP RETAIL PROPERTIES LTD.           SPIEGEL GROUP
                                           TELESERVICES-CANADA, INC.

By: ______________________________         By: _________________________________

Its:______________________________         Its: ________________________________

                              CONSENT BY GUARANTOR

      The undersigned as Guarantor under the Lease hereby consents to the foregoing First Amendment to Lease.

GUARANTOR:

SPIEGEL, INC.

By: ______________________________

Its:______________________________

                                   COVER PAGE

1.01   LANDLORD

PLAZACORP RETAIL PROPERTIES LTD.
527 Queen Street
Suite 200
Fredericton, NB
E3B 1B8
Canada

1.02   TENANT

SPIELGEL GROUP TELESERVICES-CANADA, INC.
5000 City Line Road
Hampton, VA
23611
USA

1.02(a)  GUARANTOR

SPIEGEL, INC.
Attn:  Real Estate Dept.
3500 Lacey Road
Downers Grove, IL
60515-5432
USA

1.03   BUILDING

55 Lansdowne Avenue (Lansdowne Place)
Saint John, NB

1.04   PREMISES OR LEASED PREMISES

Unit 202

1.05   RENTABLE AREA

Approximately 37,815 square feet of rentable area

1.06   TERM

Ten (10) Years
In the event Landlord fails, for any reason, to deliver possession of the Premises as required by this Lease on or before March 1st, 2001 (the "Primary Delivery Date"), then Tenant shall receive, commencing on the Rent Commencement Date, one (1) day's abatement of Minimum Rent,

Additional Rent and all other charges payable by Tenant under this Lease for each day that such delivery is delayed beyond the Primary Delivery Date. In the event Landlord fails, for any reasons, to deliver possession of the Premises as required by this Lease on or before April 1st, 2001, then Tenant may elect, upon notice to Landlord, given any time prior to the date of such delivery, to terminate this Lease effective upon notice to Landlord, whereupon in addition to the amounts payable by Landlord as provided above, Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with the Premises and this Lease (not to exceed $30,000.00 Canadian) within ten (10) days of Tenant's written demand therefor.

1.07  RENT COMMENCEMENT DATE

Rent shall commence on the earlier to occur (i) ninety (90) days after the date Landlord delivers the Premises to Tenant with Landlord's Work substantially complete or (ii) the date Tenant commences business from the Premises, but in no event prior to April 1, 2001.

1.08  MINIMUM RENT

Year(s) 1-5
$11.50 per sq. ft. (Payable in Canadian Funds)
$434,872.50 per annum (Payable in Canadian  Funds)
$36,239.37 per month (Payable in Canadian Funds)

Year(s) 6-10
$12.50 per sq. ft. (Payable in Canadian Funds)
$472,687.50 per annum (Payable in Canadian Funds)
$39,390.62 per month (Payable in Canadian Funds)

1.09  TAXES

The Tenant shall pay to the Landlord proportionate share of the building's real estate taxes estimated at $1.00 per square foot (Payable in Canadian Funds) for current year with review annually.

1.10  CAM

Tenant's proportionate share of any and all common area maintenance charges for the building and entire shopping center is included in the above referenced base rental rate.

1.11  HARMONIZED SALES TAX

Except as otherwise provided herein, all costs quoted in this Agreement are exclusive of sales tax. The Harmonized Sales Tax (HST) is applicable to commercial rents and payment is the responsibility of the Tenant. Any future revisions to the HST or any other municipal, provincial or federal sales taxes that are applicable to commercial rents shall be paid by the Tenant.

1.12  PREPAID RENT

Intentionally Deleted

1.13  LANDLORD'S WORK

Details described in Schedule "C".

1.14  TENANT'S WORK

Details described in Schedule "D".

1.15  USE OF PREMISES

The Tenant will use the Premises for no other purpose than the operation of "Call Center" including without limitation telemarketing, teleservice, customer support, call processing, call distribution, credit collection and all other uses normally associated with a "Call Center" and related general office uses and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that notwithstanding the foregoing, Tenant may at any time convert all or any part of the Premises to any lawful retail use without seeking or obtaining the consent of Landlord, provided that such retail use would not conflict with any exclusivity rights granted to other tenants of the property.

1.16  SPECIAL CLAUSES

UTILITIES

Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electricity and any other utility used or consumed in the Leased Premises.

If not already separately metered, Landlord shall separately meter the Premises as a part of the Landlord's Work.

Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, phone and electricity available to the Premises prior to the Commencement Date at Landlord's expense.

Landlord covenants and agrees to exercise all reasonable efforts not to interfere with the conduct of Tenant's business in the Premises and to exercise due diligence in repairing, replacing or restoring any interruption in service or utilities. If any service or utility to the Premises should become unavailable for a period in excess of twenty-four (24) consecutive hours and if any such interruption or diminution of utilities or services is caused by Landlord and Tenant, in its reasonable business judgment, elects to close the Premises as a result thereof, all Minimum Rent and other charges shall abate from the commencement of said unavailability of such service or utility until such time as said service or utility is restored to the Premises and Tenant is reasonably able to operate its business within the Premises.

Landlord agrees that it shall not discontinue supplying electrical energy to Tenant until Tenant has had a reasonable opportunity (not less than ninety (90) days) to connect to another supply source.

RIGHT OF FIRST OFFER

Should the remaining 6,000 square feet of space on the second level of the building become vacant, the Landlord will provide the Tenant with a first right of offer to lease such space thereof (space being referred to herein as the "Offered Space"), on the following terms and conditions. Once the Landlord notifies the Tenant in writing the Tenant has fifteen (15) days to exercise its option.

The Offered Space shall be leased upon the same terms and conditions contained in this Lease including rental rate for the remainder of the Lease Term, determination of the Rent Commencement Date for the Offered Space and construction of Landlord's Work therein, provided that the tenant allowance per rentable square foot of the Offered Space to be provided by Landlord to Tenant shall be prorated in proportion to the remainder of the Lease Term from and after the Rent Commencement Date for the Offered Space and there is a minimum five (5) years remaining until the termination of the Lease Term.

Should the space be required by the Tenant and there is less than five (5) years remaining on the original lease and the Tenant requires the additional space the Tenant would have to exercise their renewal option on the whole space.

TENANT IMPROVEMENT/DESIGN ALLOWANCE

Except for such work that can not be reasonably completed due to weather conditions, Landlord, at Landlord's expense, shall complete the work outlined on Exhibit A attached hereto "Landlord's Work" on or before March 1st, 2001. Landlord shall also provide Tenant a $11.50 (Payable in Canadian Funds) per rentable square foot allowance. The tenant allowance shall be paid to Tenant within thirty (30) days after Tenant opens for business. In the event the allowance has not been paid within that time, rent plus interest on the unpaid amount from time to time outstanding at the Stipulated Rate shall abate to the amount remaining unpaid. Landlord shall assume responsibility for ensuring that all Landlord's Work is in compliance with all codes, legal requirements and insurance requirements. Landlord shall be responsible and/or rectify any defects in the core and shell of the building. Tenant shall have the right to hire its own architectural/design firm for the interiors at Tenants expense. Tenant shall also have the right to select the interior contractor to complete the interior improvements. Landlord will not be entitled to a construction management fee.

ALTERATIONS

Tenant will have the right to repair, renovate, paint, decorate, re-carpet or do construction with contractors of Tenant's choice as long as it does not materially adversely affect the HVAC, structural or electrical systems of the building without Landlord approval or payment of supervisory fees. As to all other alterations, Landlord not to unreasonably withhold, condition or delay its consent.

PRIOR OCCUPANCY

Tenant and its contractors, subcontractors, agents, etc. shall be permitted to enter the Premises prior to the Lease Commencement Date with no obligation to pay base rent for the purpose of installing furniture, fixtures, equipment, and leasehold improvements including, but not limited to, wall and floor coverings, computer equipment and telephones provided such occupancy by Tenant does not interfere in Landlord's reasonable judgment with the construction of Landlord's Work.

ENVIRONMENTAL CODE COMPLIANCE

Landlord will deliver the building with no asbestos, hazardous waste, PCB transformers, or underground storage tanks on the property. Landlord will deliver the building in compliance with all municipal and federal codes.

      A. To the best of its knowledge the Landlord represents and warrants that all handling, transportation, storage, treatment and usage of asbestos, PCB transformers and any contaminant, pollutant, dangerous or potentially dangerous substance, noxious substance, toxic substance, hazardous waste or material, flammable or explosive substance, radioactive material, or any other waste, substance or material whatsoever, covered by or regulated under any statutes, laws, ordinances, codes, rules, regulations, orders, notices and directives now or hereafter in effect, made or issued by any municipal, provincial or federal government (collectively, "Hazardous Materials") that have occurred or will occur on the Shopping Center have been and shall throughout the Term be in compliance with all applicable federal, provincial and local laws, rules, regulations and ordinances. Landlord further represents and warrants that no leak, spill, discharge, emission or disposal of Hazardous Material has occurred or will occur during the Term on the Shopping Center, and all improvements located thereon, are and will continue during the Term to be free of Hazardous Materials. Landlord agrees to indemnify, defend and hold Tenant and its officers, partners, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees through the trial, appellate and administrative levels, consultants' fees, and expert fees which arise during or after the Term in connection with the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Shopping Center, and/or in any improvements located thereon, unless such Hazardous Materials are present solely as the result of the negligence or willful misconduct of Tenant, its officers, partners, employees or agents. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by a federal, provincial or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Shopping Center, and any improvements located thereon, unless the Hazardous Materials are present solely as the result of the negligence or willful misconduct of Tenant, its officers, partners, agents or employees. Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

      (1) Hazardous Materials present or suspected to be present in the soil, ground water or soil vapor on or under the Shopping Center before the date hereof; or

      (2) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto or under the Shopping Center after the date hereof; or

      (3) Hazardous Materials present on or under the Shopping Center as a result of any discharge, dumping or spilling (accidental or otherwise) onto the Shopping Center during or after the Term by any person or entity.

      (4) Any violation of any federal, provincial or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions on or under the Shopping Center, unless said violation is the result of the negligence or willful misconduct of Tenant, its officers, partners, agents or employees.

The foregoing representations, warranties and indemnifications shall survive any assignment, transfer, expiration or termination of this Lease.

B. Notwithstanding anything contained herein to the contrary, Landlord shall remove and remediate any Hazardous Materials in, on, under or about the Premises prior to the delivery date and the Rent Commencement Date shall be extended by one (1) day for each day of delay caused by Landlord which prevents Tenant from completing Tenant's Work or opening the Premises for business. In addition, in the event that any Hazardous Material is discovered by Tenant within the Premises after the date of this Lease, Tenant shall promptly notify Landlord, and shall consult with Landlord concerning appropriate procedures to be followed. If the Hazardous Material was not introduced into the Premises by Tenant or its employees, agents or contractors, then Landlord shall, to the extent required by law, at Landlord's sole cost and expense, perform any necessary remedial work. If the Hazardous Material was introduced into the Premises by Tenant or its employees, agents or contractors, then Tenant shall, to the extent required by law, at Tenant's sole cost and expense, perform any necessary remedial work. If the Hazardous Material was not introduced into the Premises by Tenant or its employees, agents or contractors, then during the period of the performance of such remedial work if Tenant is not, on a reasonable economic basis, able to, and does not, conduct its business at the Premises, then Tenant shall be allowed an abatement of all rent for the period commencing on the date that Tenant is not so able to, and does not so, conduct its business until Tenant's resumption of its business at the Premises.

C. In the event Tenant should desire to make any alterations or improvements to the Premises and is forced to incur any identifiable charges or expenses arising as a result of hazardous Materials in or at the Premises, other than those Hazardous Materials brought onto the Premises by Tenant and which would not have otherwise been incurred with respect to such measures, Landlord shall be fully responsible for and shall reimburse Tenant for such expenses, and rent and all other charges payable by Tenant hereunder shall abate for a period equal to the period of the delay caused by the existence of said Hazardous Materials.

SECURITY

Tenant shall be responsible for installing separate security system as determined by Tenant in its sole discretion to secure the Premises.

SIGNAGE

Tenant shall be entitled to exterior building signage, subject to review and approval by the Landlord and governing authorities, Tenant shall pay for signage and all construction permits, installation and maintenance of its signage.

NON-DISTURBANCE

Landlord shall, within thirty (30) days of execution of the Lease by both parties, to provide Tenant with a Non-Disturbance Agreement in a form reasonably acceptable to Tenant from any mortgage holders or lien holders of Landlord then in existence. Landlord shall use its best efforts to provide Tenant with Non-Disturbance Agreements in a form reasonably acceptable to Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence at any time after lease execution, during the initial term or the renewal option periods, if exercised.

So long as Tenant is not in default hereunder beyond any applicable notice and cure period provided herein, Landlord and Tenant agree that Tenant's covenant to subordinate this Lease to any future mortgage or ground lease shall be conditioned upon the mortgagee's or ground lessor's agreement to recognize Tenant's rights and obligations under this Lease upon an attornment to such mortgagee or ground lessor by Tenant.

PARKING

Upper level parking field to be for exclusive use of Tenant's employees. Landlord shall guarantee Tenant's use of a minimum of 350 parking spaces. Said spaces shall be located both in the rear of the building and along the south side of the building which is closest to Tenant's proposed entrance. Site lighting shall be a minimum of 2.50 foot candles average in the parking lot. Landlord and Tenant approved plan showing the proposed configuration of Tenant's spaces as specified in Schedule "A" outlined in Blue.

JANITORIAL

Tenant will be responsible for the interior cleaning of the Premises.

ANTENNAE/SATELLITE DISH

Tenant shall have the right to install equipment or antennae for data and telecommunications on the roof at Tenant's expense.

TENANT ACCESS

Tenant shall have access to the building and its respective parking areas seven
(7) days per week, twenty-four (24) hours per day.

BROKER

The Tenant and Landlord each represent and warrant to the other that no broker or leasing agent has been retained by representing party and the representing party has no obligation to pay any brokerage or leasing fees. Landlord and Tenant each indemnify and hold the other harmless from any cost, damage, liability or claim for brokerage commission or finder's fee due or alleged to be due as a result of such party's breach of the foregoing representation and warranty.

ESTOPPEL CERTIFICATE

The Tenant and Landlord shall complete Estoppel Certificates as required by the Landlord and Tenant or its Lenders, without charge and in a timely fashion.

LANDLORD RESPONSIBILITIES

Landlord will be responsible for the repair, maintenance and replacement of all structural parts and common areas of the building, including underground plumbing not exclusively serving the Premises, capital repairs to the parking lot, exterior lighting, roof serving the Premises, and all HVAC system repairs and replacements and pursuant to Section 11.09, maintenance thereof.

Tenant shall have the right of self-help to cure Landlord default or inability to provide essential building services. Rent shall abate two (2) days after written notice to the Landlord of any default if the use of the space has been impaired until the problem is cured.

Landlord shall be responsible for the repair, replacement and maintenance of all common areas.

Tenant shall maintain, at Tenant's expense the floor covering, interior lighting, interior finish, plumbing fixtures, sprinkler systems and alarms located within the Premises as well as electrical from the point of connection to the Premises, storefront and plate glass, and other equipment or appliances used for exclusive benefit of the Tenant (other than the HVAC system which shall be the responsibility of Landlord as provided above).

DEFAULT BY LANDLORD

Each of the following events shall be a "Default by Landlord" under this Lease:

      A. Landlord shall fail or refuse to pay any sum of money payable hereunder when due and the failure or refusal continues for ten (10) days after written notice thereof is given by Tenant to Landlord; or

      B. Landlord shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than provisions for the payment of money, and does not cure the failure or refusal within thirty (30) days after notice thereof is given by Tenant to

            Landlord (provided that if such default cannot reasonably be cured within thirty (30) days, then Landlord shall have an additional reasonable period of time within which to cure such default).

In the event of a Default by Landlord, in addition to all other rights and remedies available to Tenant, Tenant may, at its option, cure the same on behalf of Landlord, whereupon the cost of such curing shall be immediately due and payable to Tenant from Landlord upon written demand therefor by Tenant. Failure of Landlord to reimburse Tenant shall entitle Tenant to deduct the costs thereof from the next subsequent installments of Rent and all other charges due hereunder (plus interest thereon at the Stipulate Rate).

No reference to any specific right or remedy shall preclude Tenant from exercising any other rights or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, agreement, terms covenant or condition. No waiver by Tenant of any breach by Landlord under this Lease shall affect this Lease in any way whatsoever.

Notwithstanding anything to the contrary contained herein, in the event the Landlord's interest in the Shopping Center is insufficient to satisfy any judgment that Tenant may have or obtain against Landlord, then in such event Tenant shall have the right to abate payment of Rent and all other charges payable by Tenant hereunder to the extent of such judgment.

ATTORNEY FEES

In the event the parties hereto become involved in any action or proceeding arising out of or in connection with this Lease, the Premises or the Shopping Center (including, without limitation, the enforcement or interpretation of this Lease or either party's rights, duties or obligations hereunder), the prevailing party shall, subject to the provisions of local law, be entitled to recover from the non-prevailing party all reasonable expenses of attorney's fees, paralegal fees and costs, expenses and disbursements incurred by the prevailing party in such action or proceeding, without the necessity for a cross-action by the prevailing party. Such reimbursement shall include all such expenses incurred prior to and at any such trial or proceeding and at all levels of appeal and post judgment proceedings.

LANDLORD WARRANTIES

Landlord agrees, at its sole cost and expense: (i) to comply with and execute all present and future laws, ordinances, orders and regulations concerning Landlord's construction, maintenance and operation of the Shopping Center; (ii) to comply with and execute all present and future rules, regulations and recommendations of the Board of Fire Underwriters concerning Landlord's construction, maintenance and operation of the Shopping Center; and (iii) not to commit any act or action which would prohibit Tenant from conducting its business within the Premises under the Permitted Use. Landlord represents and warrants to Tenant that Landlord is both the legal and beneficial owner of the Shopping Center.

1.17  SCHEDULES

Schedules "A", "B", "C", "D" and "E" shall form part of this Lease.

1.18  CONFIDENTIALITY AGREEMENT

The Tenant and Landlord shall keep the terms and conditions of this Lease Agreement confidential and will not disclose any of its contents without the prior written consent of the Landlord or Tenant.

1.19  OPTION TO RENEW

The Tenant shall have the Option to Renew this Agreement for Two (2) five-year options commencing upon the expiry of the initial Lease Term provided that the Tenant is not in default of any terms of the Lease beyond any applicable notice and cure period and that the Landlord has been served nine (9) months written notice of the intent to renew by the Tenant. Rent for the Renewal Terms shall be 1st Renewal Option - Base Rental Rate of $13.50 p.s.f. (payable in Canadian Funds), 2nd Renewal Option - Base Rental Rate of $14.50 p.s.f. (payable in Canadian Funds). All other terms and conditions of the Lease shall apply save rent, leasehold improvements, tenant allowance and options to renew.

1.20  RELOCATION CLAUSE

Intentionally Deleted.

      This Lease contains the covenants and conditions, which are set out in the Standard Form of Lease as attached hereto.

      WITNESSETH that in consideration of the rents reserved, and the covenants herein contained, the Landlord hereby agrees to lease to the Tenant, and the Tenant hereby agrees to lease from the Landlord, the Premises identified on the Cover Page of this Lease, according to the terms, conditions and covenants of the Articles and Schedules hereinafter contained in Schedules "A", "B", "C", "D" and "E".

EXECUTED at ______________, this _______ day of ______________, 2001.

SIGNED, SEALED AND DELIVERED                   PLAZACORP RETAIL PROPERTIES
in the presence of                             LTD.
                                               ("LANDLORD")

                                               ______________________________

                                               ______________________________

                                               SPIEGEL GROUP TELESERVICES-
                                               CANADA, INC.
                                               ("TENANT")

                                               ______________________________

                                               ______________________________

Executed solely for the purposes of Schedule "B", Section 21.14 hereinbelow:

                                               SPIEGEL, INC.
                                               ("GUARANTOR")

                                               ______________________________

                                               ______________________________

                                  SCHEDULE "B"

                             STANDARD FORM OF LEASE

2.    DEMISE AND TERM

2.01  DEMISE

      In consideration of the covenants and agreements hereinafter set out, the Landlord hereby leases the Leased Premises to the Tenant, to have and to hold during the Term upon the conditions contained in this Lease. The Tenants covenants to pay rent and to observe and perform all the covenants and provisions to be observed and performed by the Tenant pursuant to this Lease.

2.02  TERM

      The Tenant shall have and hold the Premises for the term of the Lease (herein called the "Term") from and including the period as shown on the Cover Page of this Lease.

2.03  COMMENCEMENT DATE

      The period commencing on the Commencement Date as shown on the Cover Page of this Lease.

3.    QUALITY AND USE OF THE PREMISES

3.01  POSSESSION AND USE OF PREMISES

      The Tenant will take possession of the Premises on or before the Commencement Date. The Tenant will not use or permit the Premises or any part thereof to be used for any purpose other than shown on the Cover Page of this Lease without the prior written consent of the Landlord not to be unreasonably withheld or delayed.

3.02  CONTINUED OCCUPANCY BY TENANT

      Intentionally Deleted.

3.03  EXAMINATION OF PREMISES

      The Tenant shall examine the Leased Premises before taking possession, and the opening for business by the Tenant shall be conclusive evidence against the Tenant that at that time the Leased Premises were in good order and satisfactory condition.

      Tenant's acceptance of the Premises shall be conditioned upon completion and correction of punch list items and latent defects. Landlord shall complete the items on the punch list with reasonable diligence, but in any event within thirty (30) days after the preparation of the punch list. Landlord agrees to repair any latent defects in the Premises of which it receives notice, so long as said notice is received within twelve (12) months of delivery of possession of the Premises to Tenant. All necessary utilities shall be stubbed to the Premises to the points of connection shown of the approved final drawings for Tenant's Work at Landlord's expense and on the date Landlord delivers possession of the Premises to Tenant, the Premises (including Landlord's Work therein) shall be free of Hazardous Materials (as hereinabove defined in Section 1.16 of the Cover Page). Tenant shall not be required to pay for any plan review charges, engineering review charges, engineering review charges, barricade fees, signage fees or other construction-related charges.

3.04  EARLY POSSESSION

      If the Tenant should take possession of the premises prior to the execution of this lease or prior to the Commencement Date then such possession or occupation shall be subject to the same covenants, terms and conditions as set out herein except that Tenant shall have no obligation to pay rent or other charges prior to the Rent Commencement date.

3.05  PROHIBITED USES

      (a)   Intentionally Deleted

      (b) The Tenant will not, at any time during the Term, carry on or permit to be carried on, in the Premises or elsewhere in the Shopping Centre anything which is noxious and will not do or permit to be done anything whatsoever at any time during the Term upon the Premises or elsewhere in the Shopping Centre which would or cause or damage to the occupiers or owners of lands and premises adjoining or in the vicinity of the Premises. The Tenant will not permit any overloading of the floor of the Premises or elsewhere in the Shopping Centre. The Tenant will not cause any waste or damage to the Premises.

      (c)   Intentionally Deleted

3.06  SIGNS

      The Tenant shall comply with the Landlord as stipulated on the Cover Page of this Lease.

3.07  DELIVERIES AND LOADING

      The Tenant will permit deliveries to the Premises and loading and unloading to be done only through the designated loading facilities and only in accordance with such rules as the Landlord may from time to time reasonably prescribe.

3.08  NOT TO AFFECT LANDLORD'S INSURANCE

      The Tenant will not do or permit to be done, or omit to do, on the Premises or elsewhere in the Shopping Centre anything which will directly or indirectly cause the rate of insurance upon the Building or any part thereof or the Landlord's liability insurance to be increased. If any insurance rate is thereby increased the Tenant will pay to the Landlord the amount by which the insurance premiums are so increased. The Tenant will not store or permit to be stored upon the Premises, or elsewhere in the Shopping Centre, anything of a dangerous, inflammable or explosive nature or anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of insurance. Landlord represents and warrants to Tenant that Tenant's use of the Premises as contemplated by this Lease will not cause an increase in the rate of Landlord's insurance or cause a cancellation thereof.

3.09  PREVENTING CANCELLATION

      Subject to Section 20.02 below, the Landlord, its employees or agents, may at any time enter upon the Premises to remove any article or remedy any condition, which in the opinion of the Landlord reasonably arrived at, would be likely to lead to cancellation of any policy of insurance Such entry by the Landlord will not be deemed to be a re-entry nor a trespass.

4.    RENT, TAXES AND OTHER CHARGES

4.01  NET LEASE

      The Tenant will punctually pay to the Landlord all Minimum Rent, and Additional Rent required to be paid by the Tenant pursuant to this Lease without any deduction, defalcation, abatement or set-off whatsoever except as otherwise provided herein, and the Tenant covenants with the Landlord accordingly.

4.02  PAYMENT

      The Tenant agrees and undertakes to pay to the Landlord: Minimum Rent, and Additional Rent as shown on the Cover Page of this Lease.

4.03  MINIMUM RENT

      As Minimum Rent, the Tenant will, throughout the Term of this Lease, commencing on the Commencement Date and thereafter, punctually pay to Landlord, in Canadian funds, without demand and without deduction, abatement, diminution, set-off or compensation except as otherwise provided herein an amount equal to that shown on the Cover Page of this Lease. Minimum Rent payable during a period which is less than twelve (12) months will be apportioned on a per diem basis. Minimum Rent shall be payable in equal consecutive monthly installments on the first day of each and every month in advance.

4.04  PREPAID RENT

      Intentionally Deleted.

4.05  PERCENTAGE RENT

      Intentionally Deleted.

4.06  REPORTS ON GROSS REVENUE

      Intentionally Deleted.

4.07  ADDITIONAL RENT

      (a)   Additional Rent

            The Tenant shall pay to the Landlord as Additional Rent, the Tenant's Share of Taxes determined under Section 4.09 of Schedule "B" to this Lease in addition to the Minimum Rent hereinbefore provided.

      (b)   Tax Costs Partial

            Intentionally Deleted.

4.08  RECOVERY OF ADDITIONAL RENT

      Additional Rent shall be recoverable by the Landlord from the Tenant in the same manner as Minimum Rent reserved and in arrears under the terms hereof.

4.09  TENANT'S TAXES AND OTHER CHARGES

      The Tenant will pay, as and when due to the authority to which same are owing:

      (i) Tenant shall be responsible for its proportionate share of all real property taxes and general assessments (but not special assessments) (hereinafter, "Real Property Taxes") which may be levied or assessed against the Building by any lawful authority for each calendar year or portion thereof commencing on the Rent Commencement Date. Tenant's proportionate share shall be equal to the product obtained by multiplying such Real Property Taxes and Landlord's expenses in obtaining or attempting to obtain any refund or reduction thereof, by a fraction, the numerator of which shall be the number of square feet of leasable floor area in the Premises and the denominator of which shall be the number of square feet of leasable floor area in the Building including the Premises (whether leased or not) as of the day of assessment but in no event shall Tenant's proportionate share exceed 40%. Said Real Property Taxes are to be prorated for any partial year. Tenant's proportionate share of estimated Real Property Taxes for the first Lease Year is $1.00 per square foot per annum of the rentable area of the Premises.

            Tenant's proportionate share of all Real Property Taxes during the Term hereof shall be paid in equal monthly installments as reasonably estimated by Landlord (which estimate shall not exceed the previous year's actual Real Property Taxes plus any subsequently enacted taxes which will be assessed during the then current calendar year), together with the monthly installments of Minimum Rent payable by Tenant hereunder. Upon receipt of tax bill and assessment bill attributed to any calendar year during the Term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the Real Property Taxes for such year or part thereof together with a copy of such tax bills, and Tenant shall pay to Landlord any shortfall between the estimated installments paid by Tenant with respect to Real Property Taxes for such calendar year and such actual amount within thirty (30) days of Tenant's receipt of such statement from Landlord. In the event Tenant's estimated payments with respect to Real Property Taxes for any calendar year exceeds the actual amount thereof, such excess shall be credited against future installments thereof due from Tenant (or if after the end of the Term, promptly refunded to Tenant). A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Real Property Taxes levied or assessed against the property to which such bill relates.

      (ii) There shall be excluded from the tax bill to which Tenant contributes, for the purposes of computing Tenant's proportionate share of real estate taxes, any increase in real estate taxes caused by a "change of ownership," as defined in the law under which reassessment or tax increase results from a transfer of all of a portion of Landlord's interest in the Shopping Center. Additionally, nothing contained herein shall be construed to include as a tax or assessment which shall be the basis of real estate taxes, (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord, (ii) any "rollback taxes" or other retroactive taxes based on a change in use of the property of which the Premises is a part or (iii) any taxes or assessments which constitute interest and/or principal payments with respect to any bond or other or quasi-governmental agency, entity or authority to acquire, finance, refinance, construct, modify, improve and/or replace any land and/or improvements included within or primarily benefiting the Shopping Center. Taxes shall also not include interest and penalties for late payment, unless Tenant shall fail to remit on a timely basis its required tax payments and said interest and penalties result therefrom. Taxes shall be regarded in "substitution" of, or for, taxes due hereunder only if the substitution tax or such imposition is imposed solely on real estate owners as a class or solely on commercial real property owners as a class, and then, only to the extent to which the substitution tax would be payable if the Shopping Center were the Landlord's sole income.

            With respect to any assessments which may be levied as part of the Taxes, evidenced by bonds or paid in annual installments, or which may benefit the Shopping Center for a period of more than one (1) year when the assessment is paid in a shorter period than the period of benefit (in which case the total amount paid divided by the number of years of benefit shall be deemed the annual installment amount), only the amount of such installment (with per diem proration for any partial fiscal year), together with statutory interest thereon, shall be included in the computation of Taxes for the fiscal year in question.

      (iii) All charges, rates and assessments imposed, assessed or levied by any lawful authority during the Term in respect of electricity, light, heat, gas, power, water, sewer, garbage removal, telephone and utilities of whatsoever nature or kind

            (including works and services in connection therewith) used in or supplied to the Premises.

      Upon request by the Landlord, the Tenant will deliver promptly to the Landlord receipts for payment of all charges payable by the Tenant pursuant to this Article 4.09 which were due and payable up to one (1) month prior to such request and will furnish to the Landlord, upon request, evidence of payments before the 31st day of January in each year covering payments for the preceding year.

4.10  IRREGULAR PERIOD

      If, for any reason, it becomes necessary to calculate Minimum Rent, or Additional Rent for irregular periods an appropriate pro rata adjustment will be made on a daily basis in order to compute such rent for such irregular period.

4.11  DISPUTE AS TO COSTS

      In the event of any dispute as to the amount of any monies to be paid by the Tenant pursuant to this Lease, the certificate of an independent chartered accountant mutually appointed by the Landlord, and Tenant determining such amount, will be final and binding on the Landlord and Tenant.

4.12  INTEREST ON AMOUNTS IN ARREARS

      Whenever any Minimum Rent, or Additional Rent (including interest thereof, if any) payable hereunder by the Tenant to the Landlord is in arrears for ten (10) days after written notice, the same shall bear interest as of the due date to the date of complete payment at the Stipulated Rate of Interest and such interest shall be due and payable on demand as Additional Rent reserved hereunder.

4.13  POST-DATED CHEQUES

      Intentionally Deleted.

5.    PREMISES

      The Premises, the approximate boundaries of which are outlined on Schedule "A", bear the unit number as shown on the cover page of this Lease. The Premises comprise an area ("Area of the Premises") of approximately the square footage as shown on the Cover Page of this Lease.

      Notwithstanding the approximate measurements referred to above, the Area of the Premises shall be measured by Landlord according to the criteria stipulated hereinbelow. To determine the Area of the Premises, the Premises shall be measured from (a) the exterior face of all interior walls, doors and windows separating the Premises from any common services or facilities, including without limitation, malls, courts, corridors or storage areas, and (b) the center line of all interior walls separating the Premises from adjoining leasable premises. The Area shall include all interior space whether or not occupied by projections, structures or columns, structural or non-structural.

6.    ALTERATIONS, ADDITIONS AND CHANGES OF LOCATIONS

      Intentionally Deleted.

7.    INSURANCE

7.01  TENANT'S INSURANCE

      The Tenant will purchase and keep in force throughout the term:

      (a) all risk insurance with extended coverage endorsement (including sprinkler leakage) covering all leasehold improvements made to or installed in the Premises by or on behalf of the Tenant in an amount equal to the full replacement value;

      (b) all risk insurance with extended coverage endorsement (including sprinkler leakage) covering all the contents of the Premises whether owned by the Tenant or for which the Tenant is responsible in an amount at least equal to the actual cash value;

      (c) comprehensive general liability insurance (including without limitation, Tenant's fire, legal liability and contractual liability to cover the responsibilities assumed under Article 10.02 hereof) with a cross-liability clause and otherwise in amounts (not to exceed $2,000,000) and on terms otherwise mutually acceptable to the Landlord and the Tenant;

      (d) plate glass coverage with respect to the Premises in amounts acceptable to the Landlord.

      Tenant may maintain the required insurance in the form of a blanket or master policy covering other locations of Tenant and/or its affiliates in addition to the Premises; provided, however, that Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required in this section, the limits of which coverage are to be in the amounts set forth in this section.

      Tenant may, in lieu of carrying the insurance coverage of the items contained in this section, self-insured said items (specifically including plate glass), so long as Tenant agrees not to hold Landlord liable for any losses resulting to such property.

7.02  POLICIES

      The Tenant's policies shall be upon terms and in amounts, satisfactory to the Landlord, acting reasonably. The Tenant will furnish to the Landlord copies of insurance certificates, and will provide written notice of the continuation of such policies not less than ten (10) days prior to their respective expiry dates. The Tenant will pay the premium for each policy. If the Tenant fails to purchase or keep in force such insurance the Landlord may but shall not be obligated to effect such insurance, the cost thereof being recoverable from the Tenant forthwith on demand as Additional Rent hereunder.

7.03  LANDLORD AS INSURED

      The Tenant shall cause each of its policies to contain an undertaking by the insurer(s) to notify the Landlord at least thirty (30) days prior to cancellation or any other change material to the Landlord's interest. The liability policy will include the Landlord as an additional named insured with a cross-liability clause.

7.04  SUBROGATION

      The Landlord and Tenant shall each cause any insurance policy obtained by it pursuant to this Lease to contain a waiver of subrogation clause in favour of the Landlord or Tenant, as the case may be.

7.05  LANDLORD TO INSURE

      The Landlord throughout the Term shall carry insurance against fire and other perils as prescribed in the definition of Common Costs for the full replacement cost of the Building and comprehensive general liability insurance in amount not less than $2,000,000.

8.    ASSIGNING, SUB-LETTING AND ENCUMBERING

8.01  LANDLORD'S CONSENT

      Tenant shall have the ability to assign its lease in its entirety, or sublease all or any part of the Premises without the consent of the Landlord to (i) any parent, subsidiary or affiliate of Tenant (ii) any entity resulting from a merger of consolidation with Tenant or (iii) any entity succeeding to a substantive portion of the business and assets of Tenant. For any other assignment or sublease, Tenant shall have the right, subject to Landlord's consent, which shall not be unreasonably withheld or delayed, to sublease or assign any portion of the Premises, and any portion of any space subsequently leased, at any time during the initial term and renewal option periods. Tenant shall retain one hundred percent (100%) of any profits received. Tenant is to remain primarily liable.

8.02  REQUEST FOR CONSENT

      If the Tenant requests the Landlord's consent to any assignment or subletting of the whole or any part of the Premises, such request shall be accompanied by the name and address for the proposed assignee or subtenant together with such information as to the nature of the business and financial responsibility and standing of such proposed assignee or subtenant as the Landlord may reasonably require in order to make a reasoned determination as to the acceptability of the assignee or subtenant. In addition, the Tenant shall provide the Landlord with a copy of the proposed assignment or sublease. Landlord shall, not later than twenty-one (21) days after receipt of Tenant's request, either consent to the proposed assignment or subletting or shall refuse such consent (such consent not to be unreasonably withheld).

8.03  ASSIGNMENT OR SUBLEASE FORM

      No assignment or subletting consented to shall be valid unless prior to the date of occupancy by the proposed assignee or subtenant a fully executed duplicate original of such assignment or sublease in form reasonably acceptable and satisfactory to the Landlord is delivered to the Landlord.

8.04  CHANGE IN OWNERSHIP OR CONTROL

      Intentionally Deleted.

8.05  TENANT NOT TO ENCUMBER INTEREST IN LEASE

      The Tenant shall not without the Landlord's consent in writing mortgage, hypothecate, pledge or otherwise encumber its interest in this Lease or in the Premises.

8.06  DISPOSITION OF LANDS AND PREMISES

      Any sale, lease, mortgage or other disposition of the lands and premises of which the Premises form a part made or given by the Landlord shall, to the extent that a purchaser, lessee or mortgagee assumes the obligations of the Landlord hereunder shall, without any further written agreement, relieve the Landlord from further liability thereafter arising under this Lease.

9.    LIABILITY AND INDEMNIFICATION

9.01  NON-LIABILITY OF LANDLORD

      Except for the negligence and wilful misconduct of the Landlord, its agents, employees or contractors, the Tenant agrees that the Landlord will not be liable or responsible in any way for any personal injury that may be sustained by the Tenant or any employee or customer of the Tenant, or of any other person who may be upon the Premises, or for any loss of or damage or injury to, property belonging to or in the possession of the Tenant or any employee or customer of the Tenant or any other person, and without limiting the generality of the foregoing, the Landlord will not be liable or responsible while in the premises in any way for any injury, loss or damage to person or property caused by smoke, steam, water, ice, rain, snow or fumes which may leak, issue or flow into, through or from the Premises or from the water sprinkler, drainage or smoke pipes or plumbing equipment therein or from any other place or quarter or caused by or attributable to the condition or arrangement of any electrical or other wiring or the air conditioning equipment, or for any matter or thing or whatsoever nature or kind arising from the Tenant's use and occupation of the Premises or otherwise except to the extent resulting from Landlord's breach of this Lease or the negligence or wilful misconduct of the Landlord, its agents, employees or contractors.

9.02  INDEMNIFICATION

      Except to the extent due to the negligence and wilful misconduct of the Landlord, its agents, employees or contractors, the Tenant does hereby indemnify and save harmless the Landlord from and against any and all liabilities, damages, costs, expenses, causes of actions, actions, claims, suits and judgments (but excluding consequential damages and/or lost profits) which the Landlord may incur or suffer by reason of or in connection with or arising from:

      (a) any breach, violation or non-performance by the Tenant or any covenant, condition or agreement set forth in this Lease;

      (b) any damage to property of the Tenant, any subtenant, licensee, and all persons claiming through or under the Tenant or any subtenant or license or any of them, or damage to any other property howsoever occasioned by the condition, use, occupation or maintenance of the Premises;

      (c) any injury to any person, including death resulting at any time therefrom, occurring in or about the Premises;

      (d) any wrongful act or neglect of the Tenant, in and about the Premises;

      Except to the extent due to the negligence and wilful misconduct of the Tenant, its agents, employees or contractors, the Landlord does hereby indemnify and save harmless the Tenant from and against any and all liabilities, damages, costs, expenses, causes of action, actions, claims, suits and judgments (but excluding consequential damages and/or lost profits) which the Tenant may incur or suffer by reason of or in connection with or arising from:

      (a) any breach, violation or non-performance by the Landlord or any covenant, condition or agreement set forth in this Lease;

      (b) any damage to property of the Landlord, any tenant, licensee, and all persons claiming through or under the Landlord or any of them, or damage to any other property howsoever occasioned by the condition, use, occupation or maintenance of the Common Areas;

      (c) any injury to any person, including death resulting at any time therefrom, occurring in or about the Common Areas;

      (d) any wrongful act or neglect of the Landlord, in and about the Premises or the Shopping Center.

9.03  SURVIVAL OF INDEMNIFICATION

      Such Indemnification shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

10.   PERFORMANCE OF TENANT'S COVENANTS, DEFAULT AND BANKRUPTCY

10.01 LANDLORD MAY PERFORM COVENANTS

      If the Tenant makes default in any of its covenants and agreements herein beyond applicable notice and cure period, then the Landlord, without limiting any other remedy which it may have, will have the right beyond applicable and cure period to remedy any such default and for such purpose may at any time enter upon the Premises. No entry for such purpose will be deemed to cause a forfeiture or termination of this Lease. In order to cure such default, the Landlord may do all things reasonably necessary to cure the default and such things as may be incidental thereto, including, without limitation, the right to make repairs and to expend monies. The Tenant will reimburse the Landlord forthwith upon demand as Additional Rent hereunder the aggregate of all reasonable costs, charges and expenses incurred by the Landlord to remedying any such default. The Landlord will be under no obligation to remedy any default of the Tenant, and will not incur any liability to the Tenant for any action or omission in the course of its remedying or attempting to remedy any such default unless such act amounts to intentional misconduct or negligence on the part of the Landlord.

10.02 RIGHTS OF TERMINATION

      If and whenever:

      (a) the Tenant shall fail to pay when due the Minimum Rent, or Additional Rent, or any other sum required to be paid by the Tenant hereunder, if such failure shall continue for 10 consecutive days after notice to the Tenant of such failure;

      (b) the Tenant shall fail to observe, perform and keep any one or more of the covenants, provisions or stipulations to be observed performed or kept by the Tenant hereunder, and if such failure shall continue for a period of thirty (30) consecutive days after notice to the Tenant of such failure plus such additional time as may be reasonably required to cure such failure;

      (c) the Term hereby granted or any of the goods or chattels on the premises are at any time repossessed, seized, or taken in execution or attachment by any creditor of the Tenant;

      (d) a Writ of Execution or a judgment has been issued against the goods or chattels of the Tenant;

      (e) the Tenant makes an assignment for the benefit of creditors or becoming bankrupt or insolvent takes the benefit of, or becomes subject to any statutes that may be in force relating to bankrupt or insolvent debtors;

      (f) any certificate or order is made or granted for the winding-up or dissolution of the Tenant, voluntarily or otherwise;

      (g) if the Premises at any time during the Term become vacant or remain unoccupied for five (5) days or more in consequence of the removal of the Tenant by Legal process for non-payment of rent, breach of covenant or any other cause;

      (h)   Intentionally Deleted.

      (i)   Intentionally Deleted.

      (j)   Intentionally Deleted.

      (k) then in any of the said cases, at the option of the Landlord the Term shall become forfeited and void and the Landlord may upon notice and with legal process forthwith re-enter the Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of rent or damages for any antecedent breach of the Tenant's covenants, obligations or agreements under this Lease, and provided that notwithstanding any such forfeiture the Landlord may subsequently recover from the Tenant damages for loss of rent suffered by reason of this Lease having been rendered forfeited and void as aforesaid. No such re-entry or taking possession of the Premises by the Landlord shall be construed as an election on the part of the Landlord to terminate this Lease unless at the time of or subsequent to such re-entry or taking up possession written notice of such intention has been given to the Tenant or such termination is decreed by a court of competent jurisdiction.

10.03 WAIVER WITH RESPECT TO RE-ENTRY

      If the Landlord does not exercise its option under Section 10.02 to terminate this Lease it may in addition to any remedies available to the Landlord herein, or at law or in equity, from time to time to re-enter the Premises without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises as agent of the Tenant for such period or periods (which may extend beyond the Term) and at such rentals and upon such terms and conditions as the Landlord in its sole discretion may deem advisable. All reasonable expenses the Landlord may incur in reletting the Premises, including legal fees and disbursements and real estate fees and commissions and expenses of preparing the Premises for reletting shall be paid by the Tenant to the Landlord forthwith on demand. Upon such reletting, rent received by the Landlord shall be applied firstly to the payment of said reasonable expenses, secondly to the payment of any indebtedness (other than Gross Rent) due from the Tenant to the Landlord, and thirdly to the payment of Gross Rent. The residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable.

      Notwithstanding anything to the contrary set forth in the Lease or any default damages that may be permitted or authorized by applicable law, in no event shall damages recoverable from Tenant as a consequence of Tenant's default under this Lease include any of the following:

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

      (i)   consequential or punitive damages;

      (ii) loss of business or profits by Landlord or any other tenant or occupant of the Shopping Center;

      (iii) diminution of the value of the Premises or the Shopping Center (or any portion thereof);

      (iv) costs incurred or allowances granted by Landlord for the demolition, alteration, remodeling or build-out of the Premises to make them suitable for use by any subsequent tenant or occupant thereof; or

      (v) leasing commissions and/or brokerage fees to the extent allocable to any period after the expiration date of the original Term of this Lease (as such Term may be extended by any renewals or extensions either exercised by Tenant or otherwise agreed to by Landlord and Tenant prior to occurrence of Tenant's default).

      If rentals received from such reletting during any month are less than that to be paid during that month by the Tenant hereunder, the Tenant shall forthwith pay any such deficiencies to the Landlord. No re-entry or taking possession of the premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention has been given to the Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, the Landlord may at any time thereafter elect to terminate this Lease by reason of such previous event. Should the Landlord at any time terminate this Lease by reason of any such event, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur with respect thereto including the cost of recovering the Premises and the worth at the time of such termination of the excess, if any, of the amount of Gross Rent, for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which rent shall be immediately due and payable from the Tenant to the Landlord. In determining the rent which would be payable under this Lease by the Tenant subsequent to default the Rent for each year of the unexpired portion of the Term shall be equal to the average Rent paid by the Tenant from the commencement of the term to the event of default, or during the immediately preceding three (3) full Lease Years, whichever period is shorter.

      Landlord shall use reasonable efforts to relet the premises, it being understood that such efforts shall consist of the same efforts as Landlord makes with respect to other vacant space in the Shopping Center and that Landlord shall not be required to prefer the reletting of the Premises over any other vacant or empty space in the Shopping Center or to accept a tenant for any use or purpose other than a use or purpose acceptable to Landlord.

10.04 WAIVER OF BENEFIT OF LEGISLATION AND SEIZURE

      Intentionally Deleted.

10.05 REMEDIES OF LANDLORD AND CUMULATIVE

      The remedies of the Landlord under this Lease are cumulative and are in addition to any remedies of the Landlord at law or in equity. No remedy will be deemed to be exclusive and the Landlord may from time to time have recourse to one or more of all the available remedies specified herein or at law in equity.

10.06 BANKRUPTCY

      In the event of default pursuant to section 10.02(e) then and in any such event the then current month's Gross Rent and the next ensuring three (3) months' Gross Rent shall become due and be payable.

10.07 LANDLORD'S RIGHTS ON RE-ENTRY

      The Tenant agrees that in the event the Landlord shall be entitled to re-enter and re-take possession of the Premises it may use such force as it deems necessary for that purpose and for gaining admittance to the Premises without being liable in respect thereof for any loss or damage occasioned thereby. The Tenant hereby expressly releases the Landlord from all action, proceedings, claims and demands whatsoever for or in respect of any such forcible entry, or any loss or damage that may be sustained by the Tenant in respect thereto.

11.   REPAIRS, MAINTENANCE AND ALTERATIONS

11.01 REPAIR AND MAINTENANCE

      Subject to Landlord's repaid and maintenance obligations as set forth elsewhere in this Lease, the Tenant, throughout the Term, at its own expense, will repair, maintain and keep the Premises and all improvements, appurtenances and equipment therein and thereon (including, without limitation, all electrical, sprinkler and plumbing fixtures and equipment, and windows) in good repair and condition, as is fitting for a first class Shopping Centre development. Such repair and maintenance shall not include repairs of a structural nature save, and except for Tenant's fixtures and improvements, which require repairs, which could be considered of a structural nature. And such repairs and maintenance shall exclude such standard of repair and maintenance of damage by fire and other risks against which the Landlord is insured and reasonable wear and tear which is not inconsistent with maintenance in good order and condition of the Premises generally, and repairs for which the Landlord is responsible under this Lease.

11.02 INSPECTION AND EMERGENCIES

      Subject to Section 20.02, the Landlord's representatives may enter upon the Premises at all reasonable times and during any emergency to inspect the state of repair and maintenance.

11.03 TENANT'S REPAIRS BY DESIGNATED TRADESPEOPLE

      The Tenant, when necessary and whether upon receipt of notice from the Landlord or not, will effect and pay for such maintenance and repairs which it is responsible.

11.04 REPAIR ACCORDING TO NOTICE

      Without restricting the generality for Article 11.01 hereof, the Tenant, promptly upon notice by the Landlord, will make and do all repairs and maintenance for which it is responsible. If the Tenant fails to repair or maintain within what the Landlord considers to be a reasonable time, then the Landlord may cause such repairs and maintenance to be undertaken and may cause its employees and agents to enter on the Premises for such purpose. Should the Landlord undertake any repairs or maintenance, then the Tenant will pay to the Landlord the cost of such work or monies expended and shall until paid to the Landlord bear interest at the Stipulated Rate of Interest in Section 4.12 and be recoverable as Additional Rent reserved hereunder.

11.05 ALTERATIONS

      As shown on the Cover Page of this Lease under Special Clause
      "Alterations".

      Notwithstanding any other provision hereof, any such installation, alteration, addition or partition must be constructed in accordance with the National Building Code from time to time in effect. In effecting any alteration of addition hereunder, the provisions of Article 11.02 apply mutatis mutandis in regard to approval of contractors, subcontractors or tradespeople.

11.06 CONSTRUCTION OF ALTERATION

      As per shown on the Cover Page of this Lease under Special Clause "Alterations".

11.07 PAYMENT FOR WORK

      The Tenant will pay for expenses incurred for labor and services performed upon, and materials supplied to the Premises for which it is responsible as same are due.

11.08 LANDLORD'S REPAIRS

      As shown on the Cover Page of this Lease under Special Clause "Landlord Responsibilities".

11.09 MAINTENANCE CONTRACT

      The Landlord pledges to sign an annual maintenance contract, for the HVAC system serving the Premises, with a recognized company agreed upon by the Landlord and Tenant. The contract shall be an all inclusive maintenance contract for ten (10) years at a cost of $19,920.00 plus HST (Canadian Funds). The Tenant shall reimburse the Landlord $85.10 for years 1-5 and $105.80 for years 6-10 per month applicable taxes included

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

      (Payable in Canadian Funds), such monthly reimbursements payable together with the monthly installments of Minimum Rent payable by Tenant hereunder.

12.   COMPLIANCE WITH LAWS; LIENS AND PRIVILEGES

12.01 COMPLIANCE WITH LAWS

      The Tenant, during the Term and at its own expense, will promptly comply, and will cause its employees, agents, licensees, invitees and other persons within in the Premises, to comply with the requirements of every applicable law, rule, by-law, regulations, order, direction ordinance and standard of every competent federal, provincial, municipal, regional and other statutory authority in force during the Term and concerning or affecting the condition, maintenance, use and occupation of the Premises and all improvements, appurtenances, equipment, machinery and other facilities from time to time therein, thereon or used in connection therewith and the making of any repairs, replacements and alterations to the Premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriters' Association or any successor body having similar functions and of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the Term, and in so doing, the Tenant, subject to Article 7 hereof, will make any necessary alterations, repairs, additions or deletions in, on or to the Premises, improvements or appurtenances or any part or parts thereof, and any equipment, machinery or other facilities in, on, upon, used in connection with or appurtenant to the Premises or any part thereof. Notwithstanding the foregoing, Landlord shall comply with the foregoing and shall be obligated to make all necessary alterations, repairs, additions or deletions in, on or to the Common Areas and any portion of the Premises which Landlord is required to maintain improvements or appurtenances or any part or parts thereof, and any equipment, machinery or other facilities in, on, upon, used in connection with or appurtenant to the Common Areas and any portion of the Premises which Landlord is required to maintain or any part thereof.

12.02 LIENS OR PRIVILEGES

      The Tenant will not suffer or permit any lien or privilege to be registered against title to the Premises or Lands by reason of work, services or materials supplied or claimed to have been supplied to the Tenant or to anyone holding any interest through or under the Tenant during the Term. If any such lien or privilege is registered, the Tenant will do all things necessary to obtain and register a discharge, insure or bond over forthwith after the lien or privilege has come to the notice of the Tenant. If the Tenant desires to contest in good faith the amount or validity of any lien or privilege and has so notified the Landlord, and if the Tenant has paid into a court of competent jurisdiction to the credit of any action or adequately insured or bonded the claim, the amount claimed and costs, then the Tenant may contest the claim with due diligence. The Landlord may, but will not be obliged to, discharge any lien or privilege registered at any time if in the Landlord's judgment the Premises of the Tenant's interest therein becomes liable to any forfeiture of sale or is otherwise in jeopardy, and any amount paid by the Landlord in so doing, together with all reasonable costs and expenses of the Landlord, will be paid to the

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

      Landlord by the Tenant on demand and if not so paid, shall be recoverable as rent in arrears. Nothing herein contained will be deemed to authorize the Tenant, or imply any consent or agreement on the part of the Landlord, to subject the Landlord's estate and interest in the Premises to any lien or privilege.

13.   COMMON AREA AND PARKING

13.01 CUSTOMER PARKING

      The customers of the Tenant shall be entitled during normal business hours of the Shopping Centre only, to the use of the customer parking areas forming part of the Lands, in common with the customers of other tenants of the Shopping Centre.

13.02 TENANT'S USE OF PARKING AREAS

      (a)   As shown on the Cover Page of this Lease under Special Clause
            "Parking";

      (b) Should the Tenant, its employees, suppliers and other persons, not customers, having business with the Tenant park vehicles in areas not allocated for that purpose, the Landlord shall have the right to remove the said trespassing vehicles and the Tenant hereby indemnifies and saves harmless the Landlord from any and all damages arising therefrom and the Tenant will pay the cost of such removal as Additional Rent hereunder.

13.03 NUISANCE

      The Tenant will not store anything in or do anything, which would be likely to injure the Common Area.

13.04 USE OF COMMON AREA AND RELOCATION

      Subject to this Lease and to such other reasonable rules and regulations as the Landlord may make pertaining to the use of the Common Area, the Tenant will have for itself and its licensees and invitees, the non-exclusive right to use the Common Area in common with other entitled thereto for their proper and intended purposes during normal business hours. The Tenant acknowledges that the Common Area is subject to the exclusive control and management of the Landlord and that the Landlord shall be entitled, from time to time, to alter the Common Area and to make changes and additions thereto; and in particular without restricting the generality of the foregoing may change the area, level, location, arrangement, and use of the Common Area, construct other buildings, structures or improvements upon the Common Area and/or make alterations or additions thereto, subtractions therefrom or rearrangements thereof and build additional stories or any building or buildings in the Shopping Centre and buildings adjoining the same, construct double deck or elevated or underground parking facilities or both, relocate or rearrange the various building or parking areas and all other Common Area.

      Landlord shall not cause or permit any change, alteration or use of the Shopping Center (including any parking areas) in any manner which would temporarily or permanently

      (i) alter the dimensions, location, exterior appearance or storefront of the Premises or adversely affect the use, operation or conduct of Tenant's business being conducted therein; (ii) adversely affect the accessibility or visibility of the Premises; or (iii) reduce the existing parking facilities of the Shopping Center or Tenant's designated parking area.

14.   SURRENDER OF PREMISES AND REMOVAL OF FIXTURES

14.01 SURRENDER

      Upon the expiration or earlier termination of this Lease and the Term and any period of overholding, the Tenant will surrender to the Landlord possession of the Premises and fixtures thereon, all of which will become the property of the Landlord without any claim by or compensation to the Tenant, all in good order, condition and repair in accordance with the Tenant's obligation to repair and maintain, subject to ordinary wear and tear and damage due to casualty of condemnation, and, free and clear of all encumbrances and all claims of the Tenant or of any person claiming by or through or under the Tenant, and all the rights of the Tenant under this Lease will terminate (but the Tenant, notwithstanding such termination, will remain and be liable to the Landlord for any loss, damage, expenses or costs suffered or incurred by the Landlord by reason of any default by the Tenant to the extent provided herein).

14.02 DOCUMENT OF SURRENDER

      If this Lease and the Term are terminated for any reason, the Tenant will execute and deliver to the Landlord any and all documents reasonably required to surrender this Lease and to withdraw notice of this Lease form the Landlord's title to the Lands.

14.03 CONDITION OF PREMISES

      Without restricting the generality of Article 14.01, the Tenant, upon the expiration or earlier termination of the Lease, shall leave the Premises in a clean condition subject to ordinary wear and tear and damage due to casualty or condemnation.

14.04 REMOVAL OF FIXTURES

      The Tenant may, at the expiration of the Term, remove from the Premises all trade or Tenant's fixtures on the condition the Tenant repairs any damage to the Premises caused thereby. In no event will the Tenant remove from the Premises any plumbing, heating, air conditioning, electrical or ventilating plan or equipment or other building services; and the Tenant may, at Tenant's sole option remove all or any portion of its installations, alterations, additions, partitions and fixtures and anything in the nature of improvements made or installed by the Tenant or by the Landlord on behalf of the Tenant to or in the Premises, or any of them, and to make good any damage caused to the Premises by such removal.

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

15.   DAMAGE OR DESTRUCTION AND EXPROPRIATION

15.01 DAMAGE TO OR DESTRUCTION OF PREMISES AND SHOPPING CENTRE

      (a) If the Premises shall be damaged by fire or other casualty for which the Landlord is insured, but are not thereby rendered untenantable in whole or in part, the Landlord shall at its own expense cause such damage, excluding damage to Tenant's fixtures and improvements, to be repaired and the Minimum Rent shall not abate. If by reason of such occurrence the Premises shall be rendered untenantable only in part, the Landlord shall, at its own expense, cause the damage, excluding damage to Tenant's fixtures and improvements, to be repaired and the Minimum Rent and Additional Rent meanwhile abate proportionately until such time as the Premises and Tenant's fixtures and improvements are restored. If the Premises shall be rendered wholly untenantable by reason of such occurrence until such times as the Premises and Tenant's fixtures and improvements are restored the Landlord shall at its own expense cause such damage, excluding damage to Tenant's fixtures and improvements, to be repaired, and the Minimum Rent and Additional Rent shall abate until the Premises including Tenants fixtures and improvements have been restored and rendered tenantable; or the Landlord may, at its election, terminate this Lease and the Tenancy hereby created by giving to the Tenant within sixty (60) days following the date of said occurrence provided the Landlord also terminates the Leases of all other Tenants of the Building, written notice of the Landlord's election to do so and in the event of such termination rental shall be adjusted as of the date of said occurrence. In the event that Fifty (50%) percent or more of the Gross Leasable Area of the Shopping Centre shall be damaged or destroyed by fire or other casualty, notwithstanding that the Premises may be unaffected thereby, the Landlord may, at its election, terminate this Lease and the Tenancy thereby created by giving to the Tenant within sixty
            (60) days following the date of such occurrence, provided the Landlord also terminates the Leases or all other Tenants of the building five (5) days prior written notice of the Landlord's election to do so and in the event of such termination rental shall be adjusted as of the date of such termination.

            Notwithstanding anything contained herein to the contrary, if Landlord is unable or unwilling to commence to repair, restore or rebuild the Premises within three (3) months after the occurrence of any such casualty or to substantially complete repairs to the Premises within twelve (12) months after the occurrence of such casualty, Tenant may terminate this Lease upon thirty (30) days notice to Landlord after the expiration of the applicable time period and upon the expiration of said thirty (30) days notice period, neither party hereto shall have any further obligation to the other with respect to his Lease or the tenancy created hereby except for obligations occurring or accruing prior to such termination. Tenant shall have the right to terminate this Lease if, in Tenant's reasonable business judgment, the Premises are rendered untenantable during the last one (1) year of the Term by giving Landlord written notice of such termination within thirty (30) days after the occurrence of such casualty.

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

15.02 EXPROPRIATION

      Both the Landlord and Tenant shall cooperate each with the other in respect of any expropriation all or any part of the Premises or the Shopping Centre, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled in law. If the whole or any part of the Premises or of the Shopping Centre is expropriated; as between the parties hereto, their respective rights and obligations under the Lease shall continue until the day on which the expropriating authority takes possession thereof. If in the case of partial expropriation of the Premises this Lease is not frustrated by operation of governing law and such expropriation does not render the Premises wholly untenantable, the Tenant and the Landlord shall restore the part not so taken in accordance with their respective repair obligations under the provisions of sections 11.01 and 11.08, and the Minimum Rent shall be reduced as of the date of taking possession in proportion to the relationship between the area of the Premises so taken and the area remaining.

16.   QUIET ENJOYMENT

      If the Tenant punctually pays the sums due under this Lease and complies with its obligations under this Lease, the Tenant shall peaceably posses and enjoy the Premises during the Term without any interruption or disturbance from the Landlord or any person or persons claiming by, through or under the Landlord;

17.   IMPOSSIBILITY OF PERFORMANCE

      Whenever the Landlord or the Tenant is unable to fulfil any obligations hereunder by reason of being unable to obtain the materials, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any law or regulation or by reason of any other cause beyond its reasonable control, the Landlord or the Tenant, as the case may be, will be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of the delay or restriction, provided that in no event shall the foregoing be applicable to Tenant's obligation to timely pay Rent hereunder.

18.   REGULATIONS

      The Tenant and its employees, agents, contractors, licensees and invitees will be bound by rules and regulations as the Landlord may from time to time make of which written notice is given to the Tenant. All such rules and regulations will be deemed to be incorporated into and form part of this Lease.

      Notwithstanding anything to the contrary contained herein, all rules and regulations, whether now existing or hereafter adopted by Landlord, shall be reasonable in nature, non-discriminatory and uniformly enforced, if at all, against all tenants of the Shopping Center and shall not adversely affect the conduct of Tenant's business within the Premises. Furthermore, no charge by Landlord in any rules or regulations with respect to the Shopping Center or the Premises shall increase Tenant's duties and obligations hereunder or reduce or restrict the estate, rights or benefits hereof. In the event of a conflict between the terms and provisions of this Lease and the rules and regulations, the terms and provisions of this Lease shall govern and prevail in each and every instance.

19.   OVERHOLDING

      If the Tenant remains in possession of the Premises after the expiration of this Lease and without the execution and delivery of a new Lease, the Landlord may re-enter and take possession of the Premises and remove the Tenant therefrom and the Landlord may use such force as it may deem necessary for that purpose without being liable in respect thereof or for any loss or damage occasioned thereby; PROVIDED THAT while the Tenant remains in possession after the expiration of this Lease, and the Landlord accepts rent, the Tenancy, in the absence of written agreement, will be from month to month only at a rent per month equal to 1.25 times the Minimum Rent payable in respect of the month immediately preceding expiration of this Lease in each case payable in advance on the 1st day of each month and shall be subject to all terms of this Lease, except that the tenancy will be from month to month and a tenancy from year to year will not be created by implication of law.

      Notwithstanding the foregoing, in the event that Tenant and Landlord are conducting negotiations in good faith for a renewal of this Lease, Tenant may remain in the Premises at the same Minimum Rent as during the last Lease Year of the Term; provided, however, upon reaching agreement with Landlord on new lease terms for the renewal, Tenant will pay, retroactively, the agreed-upon new Minimum Rent for the entire holdover period. In the event that (i) Landlord deems that Tenant is not in Landlord's reasonable judgement, bargaining in good faith; (ii) Landlord and Tenant cannot reach a mutually acceptable agreement; or (iii) Landlord, in its sole judgment, chooses to terminate negotiations, then, in any such event and upon thirty (30) days prior written notice to Tenant, Tenant's monthly rent shall equal 1.25 times the monthly amount payable as Minimum Rent during the last Lease Year of the Term, beginning upon the expiration of the thirty (30) day period.

20.   INSPECTION, SALE AND LEASE

20.01 SIGN

      The Landlord may from time to time place upon the Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant stating that the Lands are for sale, and during the last twelve (12) months of the Term may similarly place a sing stating that the Premises are for let.

20.02 ACCESS

      Landlord shall have the right, at all reasonable times upon reasonable advance notice to Tenant (and without notice in cases of emergency), to enter into the Premises to inspect, maintain, repair and/or make replacements as required under this Lease, to show the Premises to prospective purchasers of the Shopping Center, and during the last ninety
      (90) days of the Term hereof (as same may be extended), to show the Premises to prospective tenants. Landlord agrees to use its best efforts not to disturb or inconvenience Tenant in the conduct of Tenant's business therein. Except as otherwise expressly provided in this Lease, Landlord shall refrain from entering the Premises or conducting any work therein without the prior written consent of Tenant.

      In the event that Landlord or any of its agents, employees, contractors or designees enters into the Premises under non-emergency situations in order to perform alterations, improvements and/or repairs thereto or to any other portion of the Shopping Center, and as a result thereof, Tenant cannot, in the exercise of its reasonable business judgement, operate its business, rent and all other charges payable to Landlord hereunder shall abate in proportion to the degree of interference from the date of such closure until such time as the condition giving rise to said closure has been corrected, at which time Tenant shall resume the payments required hereunder.

      Landlord's right to install additional pipes, ducts, conduits, wires and appurtenant fixtures, if in the reception and/or employee area of the Premises, shall be restricted to those areas above Tenant's finished ceiling or below the slab floor, and Landlord shall use all reasonable efforts to install such items adjacent to walls, if feasible, in other areas of the Premises. All such installations by Landlord shall be undertaken in such a manner so as to interfere as little as may be reasonably possible with Tenant's activities in the Premises. Access panels and grease and cleaning traps which do not exclusively serve the Premises shall be either located outside of the Premises or in a non-reception and/or employee portion of the Premises such that access to or through same shall not interfere with Tenant's use, enjoyment and occupancy of the Premises.

      Landlord shall be liable for any damage to the Premises of Tenant's property and shall indemnify and hold Tenant harmless for any liability incurred by Tenant as a result of any of the foregoing activities by Landlord or any of its agents, employees, contractors or designees.

21.   MISCELLANEOUS

21.01 WAIVER

      No waiver of any default will be binding unless acknowledged in writing by the Landlord and Tenant.

21.02 CONDONING

      Any condoning, excusing or overlooking by the Landlord or Tenant of any default will not operate as a waiver of the Landlord's or Tenant's rights hereunder in respect of any subsequent default.

21.03 SUBORDINATION

      Intentionally Deleted.

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

21.04 ACKNOWLEDGEMENT

      The Tenant or the Landlord will execute within thirty (30) days after written request by the other party, a certificate in favour of any prospective mortgagee or purchaser of the requesting party certifying to the certifying party's knowledge the status of the Lease, any modifications or breaches of this Lease, and the status of the rent account, all with the intent that any such acknowledgement or certificate may be relied upon by any party to whom it is directed.

21.05 SEVERABILITY

      If any provision of this Lease is illegal or invalid or unenforceable at law it will be deemed to be severed from this Lease and the remaining provisions will nevertheless continue to be in full force and effect.

21.06 HEADINGS

      All headings in this Lease are inserted for convenience of reference only and will not affect the construction and interpretation of this Lease.

21.07 REPRESENTATIONS AND ENTIRE AGREEMENTS

      The Tenant acknowledges and agrees that the Landlord has made no representations, covenants, warranties, guarantees, promises or agreements (verbal or otherwise) with the Tenant other than those contained in this Lease; that no agreement collateral hereto will be binding upon the Landlord unless made in writing and signed by the Landlord; and that this Lease constitutes the entire agreement between the Landlord and Tenant.

21.08 NOTICES

      Any notice, request or demand herein provided or permitted to be given hereunder, shall be sufficiently given if personally served or sent by a recognized overnight courier, or by certified or registered mail postage prepaid, return receipt requested, to the addresses stipulated in paragraph 1.01 as to notices to Landlord, and in paragraphs 1.02 and 1.03 and to the said Premises as to notices to Tenant. Any notice sent as aforesaid shall for the purposes of this Lease be presumed to have been on the date of actual delivery or refusal of delivery as shown on the return receipt or other written evidence thereof obtained by the courier or deliverer thereof. Any party may at any time give notice in writing to the others of any change of address, and after the giving of such notice the address therein specified will be deemed to be the address of such party of the purpose of giving notices hereunder.

21.09 TIME OF ESSENCE

      Time will be of the essence of this Lease.

21.10 SIGNING OF LEASES

      The Landlord will not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lese with particulars inserted; and notwithstanding that installments of rent may be received by the Landlord when this Lease is received by it for signature no contractual or other rights will exist or be created between the Landlord and Tenant until such time as all parties to this Lease have executed the same.

21.11 RELATIONSHIP

      Nothing herein contained will at any time create or be construed as creating a joint venture, partnership or relationship between the parties other than that of Landlord and Tenant.

21.12 GOVERNING LAW

      This Lease will be construed and governed by the laws of the Province in which the Shopping Centre is located.

21.13 GENDER

      Words in the singular will include the plural and words in the masculine gender will include feminine and neuter genders where the context so requires.

21.14 GUARANTOR'S CLAUSE

      In consideration of the grant of this Lease by the Landlord, and as a condition thereof, the Guarantor hereby covenants with and guarantees to the Landlord the performance and observance of all of the covenants and agreements of the Tenant to be performed or observed by the Tenant hereunder, including the payment of Gross Rent on the days and at the times and in the manner specified in this Lease, and, that if any default be made by the Tenant beyond applicable notice and cure period, whether in payment of Gross Rent or in performance of its obligations hereunder, the Guarantor will forthwith indemnify the Landlord on demand for any such default.

      The Guarantor further covenants with the Landlord that the Guarantor is jointly and severally bound among themselves and with the Tenant for the fulfillment of all obligations of the Tenant under the Lease and the bankruptcy or other act of the Tenant which might or could operate as a release of the Tenant of all of its obligations hereunder shall not release or discharge the Guarantor from its covenants herein. In the enforcement of its rights hereunder the Landlord may proceed against the Guarantor as if the Guarantor was named Tenant hereunder. The Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to proceed against or exhaust any security held from the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord proceeding against the Guarantor. No neglect or forbearance of the Landlord in endeavoring to enforce observance of this Lease or obtain indemnification as set forth herein, no extension of time which may be given by the Landlord from time to time to the Tenant and no other act or failure to act by the

      Landlord shall release, discharge or in any way reduce the obligation of the Guarantor under the covenants herein. Notwithstanding the foregoing, the obligations of Guarantor hereunder shall terminate upon termination of this Lease by Tenant pursuant to any right of termination granted to Tenant under this Lease (or pursuant to any applicable law) or in the event Landlord and Tenant agree to an early termination or surrender of this Lease.

21.15 JOINT AND SEVERAL LIABILITY

      If two (2) or more individuals, corporations, partnerships or other business associations, or any combination of two (2) or more thereof sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations under this Lease will be deemed to be joint and several. If the Tenant named in this Lease is a partnership or other business association, the liability of each such member shall be deemed to be joint and several.

21.16 MERCHANT'S ASSOCIATION

      Intentionally Deleted.

21.17 SIGNAGE

      As shown on the Cover Page of this Lease under Special Clause "Signage".

21.18 ENERGY EFFICIENCY

      The Tenant covenants and agrees that it shall at all times use the lease premises in such a manner that it does not subject the Landlord or the other tenants to any additional heating or air-conditioning costs. The Tenant further covenants and agrees that it shall at all times keep all doors or other openings to its leased premises closed except to the extent necessary for the ingress and egress of its agents, servants and invitees.

21.19 CREDIT VERIFICATION

      Intentionally Deleted.

21.20 CONDITION OF PREMISE

      That the Tenant does hereby accept this Lease of the Premises to be held by it as Tenant and subject to the Conditions, restrictions and covenants hereinbefore set forth.

21.21 ENURING EFFECT

      This Lease and everything herein contained will enure to the benefit of and be binding upon the parties hereto and each of their respective heirs, executors, administrators, successors and permitted assigns.

21.22 BINDING EFFECT

      It is further agreed between the parties hereto that the signing of this Lease by the Tenant does not constitute a binding agreement until such time as the Lease shall have been accepted by the Landlord, through execution by its proper officers.

                                   SCHEDULE A

                                      [MAP]

                                  SCHEDULE "C"

                                 LANDLORD'S WORK

Only those items enumerated below as Landlord's Work will be provided and installed by Landlord in the Premises at its expense in accordance with Landlord's choice of materials consistent with those used in the Shopping Center and with Tenant's plan for Tenant's Work.

      I.    Site Improvements

            A. Repair and completely restripe both the upper and lower parking areas surrounding the building that will be used by Tenant's employees.

            B. Provide landscaping around the building per local zoning requirements for office usage. If no requirements exist, a minimum level of twenty percent of the parking area shall be dedicated to landscaping and pedestrian access pathways.

            C. Provide access pathway from lower side parking area to Tenant's proposed entrance.

            D. Install adequate site lighting for all parking areas and pedestrian access pathways leading to the building. Parking areas shall be illuminated at a minimum level of 2.50 foot-candles. Pedestrian access pathways shall be illuminated at a minimum level of five-foot candles.

            E. Provide all trenching required by electrical, communications or plumbing service that is not provided by service provider.

            F. Provide power to dedicated area for tenant to install site monument sign.

            G. Provide mutually agreed upon screening of existing trash receptacles, HVAC equipment, electrical transformers etc. surrounding the building.

      II.   Exterior of the Building

            A. Install exterior wall system that shall reflect the character of a newer office building. Said system shall be mutually agreed upon by both Landlord and Tenant.

            B. Install a new building facade consistent with the rendering of the building that was submitted to Tenant along with Landlord's proposal.

            C. Provide additional perimeter windows. To be agreed upon by both Landlord and Tenant.

            D. Dedicate, design and build separate building entrance for tenant's exclusive use which shall include exterior weather protection, vestibule, and signage opportunity.

            E. Install a covered smoking area adjacent to the building but away from Tenant's entrance. Said smoking area shall be visually screened from public access to the building.

            F.    Reroof with a new 10-year guaranteed roof.

      III.  Interior Building Core Areas To Be Exclusively Used by Tenant

            A. Demolish existing improvements in building as mutually agreed upon by Landlord and Tenant.

            B. Construct men's and women's washrooms in compliance with all applicable laws and codes based on actual headcount and finished with (i) ceramic tile or better on the floors, base and wet walls; (ii) ceiling and other wall completely finished; (iii) vanities, fixtures, accessories, water closed partitions, lighting furnished and installed; (iv) washroom signage and (v) all mechanical and plumbing services complete.

            C. Provide telephone room, mechanical room, electrical room and janitors closet in building.

            D. Provide necessary exit pathways and/or stairways required by code or actual headcount, which ever is greater.

            E. Provide all doors and hardware, including locking devices and closures as well as exterior aluminum entrance systems.

            F. Provide access in Premises to domestic water, drainage and vent systems.

            G. Install water heating system for hot water installed in washrooms and janitor's closet.

            H. Deliver from building main telephone service room to specified location within Premises dedicated 4" conduits (minimum two). Said conduit shall be delivered without offsets or within acceptable industry standards.

            I. Install new HVAC air handlers for heating and cooling designed for call center office conditions and main HVAC loop installed.

      IV.   Work Within Premises

            A. Construct perimeter walls to be complete with framing, insulation, window sills and gypsum wallboard (taped, finished and ready for painting).

            B. Provide tile ceiling system including suspended ceiling grid at a minimum 9'-0" above finish floor throughout Premises or equivalent allowance based on design.

            C. Provide access to overhead mechanical, electrical and lighting systems without damage to ceiling components within hard ceiling areas.

            D. Provide floor slab which is designed to support a minimum live load of 80 lbs. p.s.f. at the building core and 50 lbs at the perimeter with a partition load of 20 lbs p.s.f. One area to be provided as determine by Tenant to support at a minimum live load of 325 lbs. p.s.f. including structural bracing.

            E. Provide general office lighting with parabolic type fixtures (3 lamp) at a minimum standard or equivalent allowance based on design.

            F. Provide fire sprinkler system including sprinkler risers, main loop, and sprinkler heads installed in the Premises as required by applicable code or laws.

            G. Provide infrastructure for fire horns and strobes required for tenant improvement build-out. Landlord to provide emergency and exit lighting to meet code and will ensure that all exit signs and emergency lights shall be backed up by an emergency generator or battery pack.

                                  SCHEDULE "D"

                                  TENANT'S WORK

Tenant shall provide and carry out, at its cost and expense, all equipment and work not included in Landlord's Work. The Tenant is responsible for all Trade Fixtures, Furniture and Decorations.

                                  SCHEDULE "E"

                                   DEFINITIONS

      Definitions

      In this Lease the Landlord and Tenant agree that:

1. "Additional Rent" means all amounts payable by a Tenant to the Landlord hereunder except Minimum Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease.

2. "Building" means collective the building or buildings, structures, facilities and other improvements erected or to be erected and all expansions, alterations, additions or relocations within, upon or under the Lands.

3. "Common Area" means the areas of the Lands and the Building that are designated by the Landlord (which designation may be changed by the Landlord from time to time as permitted hereunder) as Common Areas set aside by the Landlord for the common use of the Tenant, its licensees and invitees, in the manner and for the purposes permitted by this Lease. The Common Area includes, without limitation, parking areas, roadways, sidewalks, loading areas and landscaped areas and improvements thereon, the exterior walls, roof and foundations of the Building and all other fixtures, fittings or structural members of the Building which are not included within the Premises or those premises in the building which are leased to other tenants.

4.    "Common Costs" - Intentionally Deleted.

5. "Gross Leasable Area" means the aggregate of all floor areas of all premises intended by Landlord for leasing from time to time (other than storage areas or other areas not leased for retail purposes or for purposes of offering services to the public).

6.    "Gross Rent" means the aggregate of the Minimum Rent and Additional Rent.

7.    "Gross Revenue" - Intentionally Deleted.

8. "Land" or "Lands" means the parcel or parcels of land on which the Shopping Centre was built.

9. "Lease Year" means, in respect of the first Lease Year, a period of time commencing on the Commencement Date and expiring on the last day of the month stipulated in paragraph 1.13 of the Basic Provisions. For greater certainty, if the Commencement Date is within the month stipulated in paragraph 1.13 of the Basic Provisions, the first Lease Year shall consist of the portion of such month commencing on the Commencement Date and expiring on the last day of such month. Thereafter, Lease Year shall consist of consecutive periods of twelve (12) calendar months. However, the last Lease Year shall terminate upon the expiration of the Term or earlier termination of the Offer to Lease, as the case may be. Landlord may in its discretion change the Lease Year from time to time provided that such change will not increase Tenant's liability for any amounts payable pursuant to this Lease nor reduce or extend the Lease Term.

10. "Premises" or "Leased Premises" means that portion of the Building more particularly shown and outlined in red on Schedule "A" hereto, and consisting of the area certified correct by the Property Manager.

11. "Property Manager" means the Property Manager from time to time named by the Landlord.

12. "Proportionate Share" means for the purposes of this Lease a fraction, the numerator of which is the Area of the Premises and the denominator of which is the Gross Leasable Area. Notwithstanding, if the Tax Costs do not apply to or benefit all of the Tenants of the Shopping Centre the Proportionate Share means a fraction, the numerator of which is the Area of the Premises and the denominator of which is the area of the Premises benefiting from the specific Tax Costs.

13. "Shopping Centre Addition" means collectively all buildings, structures, facilities and other improvements not now erected on the Lands and all expansions, alterations, additions or relocations from time to time which may be made pursuant to this Lease upon the Lands.

14. "Shopping Centre" means collectively the Lands, the Building and all buildings, structures, facilities and other improvements erected or to be erected thereon and all expansions, alterations, additions or relocations from time to time which may be made thereto pursuant to this Lease.

15. "Stipulated Rate of Interest" means the rate equal to two percent (2%) per year above the current referential rate charged from time to time by the Royal Bank of Canada to its most creditworthy customers.

16. "Tax Costs" means all immovable property taxes, rates, duties and assessments, whether municipal, school, local improvement, general or special, imposed from time to time by any duly constituted governmental authority, whether federal, provincial, municipal, school or other, legally empowered to impose any Taxes, in respect of the Shopping Centre or upon Landlord or the owner on account of its interest therein and including tax on paid-up capital (or portion thereof, reasonably attributable to the Shopping Centre), and all costs and fees incurred by Landlord in contesting any Taxes, although Landlord shall not be obliged to do so. If the system of real estate taxation is altered or varied from that in force on the Commencement Date and any new tax shall be levied or imposed on all or any portion of the Shopping Centre and/or the revenues therefrom and/or the Landlord in substitution for and/or in addition to Taxes levied or imposed on the Commencement Date, then any such new tax or levy shall be deemed to be and/or to be included in the Tax Costs.